Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Lloyd M. Segal, as President and Chief Executive Officer of Repare Therapeutics Inc. (the “Company”), and Steve Forte, as Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1)
The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 28, 2024	By:	/s/ Lloyd M. Segal
Lloyd M. Segal
President and Chief Executive Officer (Principal Executive Officer)

Date: February 28, 2024	By:	/s/ Steve Forte
Steve Forte
Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)